Exhibit 99.1

Abundia Global Impact Group, Inc. Issues Shareholder Letter Highlighting 2025 Accomplishments and 2026 Plan

Strategic transformation in 2025 drives progress of waste-to-fuel low carbon energy company through execution of phased project development in 2026

Revenue from commercial grade drop-in fuels and chemicals anticipated in 2029

HOUSTON, TX – January 13, 2026 – Abundia Global Impact Group, Inc. (NYSE American: AGIG) (“Abundia” or the “Company”), announces it has issued its first letter to shareholders from Chief Executive Officer Ed Gillespie, which highlights the Company’s 2025 transformation to the public markets to accelerate its strategic direction and outlines priorities and milestones expected in 2026.

Dear valued shareholders,

As we embark on the early days of 2026, and on behalf of the Abundia team, I would like to begin by thanking our shareholders for the ongoing support of Abundia’s long-term strategy. Our team remains committed to driving shareholder value through our strategy of producing high value renewable fuels and chemicals from waste streams that are destined for landfill or incineration by deploying already commercially proven technology solutions that can power the renewables economy.

In December 2025, Abundia debuted as a NYSE American listed company. Our public transition was the result of the July 2025 merger between Houston Energy Corp. (HUSA), formerly a publicly listed upstream oil & gas company, and Abundia Global Impact Group, a private company offering a technology platform that converts waste plastics and biomass into renewable fuels and chemicals. As the CEO of the prevailing Abundia business, this unique opportunity to utilize the HUSA public company vehicle was an attractive proposition to accelerate Abundia’s strategic direction.

Abundia’s vision has been to create a vertically integrated, commercially proven, technology stack to provide a commercially viable solution for the waste to value industry. With clear and growing secular demand, and regulatory tailwinds in Europe and the US, we initiated our capital deployment strategy in 2025 with the acquisition of the Cedar Port site in Texas to develop our centralized innovation hub.

Abundia’s Pathways to Product and Long-term Value

As an integrated renewables company and producer of low carbon fuel alternatives, our business strategy is rooted in our technology partnerships which are the pathways or processes that combine with upgrading technology to produce our drop-in low carbon fuels and chemical products that deliver our differentiated waste to value strategy. In terms of identifying technology partners, our key criteria sourced a narrow lens of proven, validated, commercially viable technology that de-risked this pivotal component of our business.

In 2021, we secured our licensing agreement with Alterra Technology, which provided Abundia with access to its advanced continuous pyrolysis processes. This is our plastics waste-to-fuel segment, which will ultimately produce high value renewable fuels and chemicals such as diesel, naphtha, and jet fuel.

Our second pathway supports our biomass waste-to-fuel strategy and was secured through our agreement with BTG Bioliquids for its fast pyrolysis technology, with which we intend to specialize in the production of renewable diesel and Sustainable Aviation Fuel (SAF).

Both base technologies are commercially proven and operational at full scale, at various locations in the US and Europe. After the additional upgrading steps that bolt on to these base technologies, our output will be commercial ready fuel and chemical products that can be used directly or blended into existing distribution infrastructure. We are confident that our market and technology readiness provides a solid platform to build and accelerate a path to revenue generation and scalable opportunities for Abundia.

Accomplishments in 2025

Asset Acquisition: In July, we completed the site acquisition at Cedar Port in Baytown, TX, a 25-acre industrial site which will serve as Abundia’s Innovation Center, the hub for the end-to-end lifecycle of producing renewable fuels and chemicals, and our operational headquarters.

Project Partners Appointed: In August, we confirmed Nexus PMG as engineering and services lead for the plastics recycling facility and innovation center development at Cedar Port.

Solidified Strategic Technology Agreement: In October, Abundia locked in a Sustainable Aviation Fuel (SAF) agreement with BTG Bioliquids to collaborate on SAF projects through the use of BTG’s pyrolysis technology to convert biomass to produce Fast Pyrolysis Bio-Oil (FPBO).

Operations Project Launch: We officially broke ground at the Cedar Port site in October, which initiated Phase 1 of the development project with design, permitting and construction of the innovation center including an on-premises R&D facility.

Optimized Balance Sheet: In November, the Company reduced our debt by restructuring a senior secured convertible note with lead strategic investor Bower Family Holdings, providing financial flexibility for capital expenditures related to construction and development of the Cedar Port site.

Successfully Completed a Capital Raise: In November, the Company announced the completion of an $8 million capital raise with institutional investors, allowing the company to accelerate its strategy for commercial deployment and develop the Cedar Port site.

Official Transition to a Pure Play Renewables Company: On December 8th, we officially began trading on the NYSE American as Abundia.

Activation of the Alterra License Agreement: On December 9th, we delivered formal site notification to Alterra Energy for the first recycling facility at our Cedar Port site. Subsequently, on December 15th, we announced the expansion of rights to operate two additional sites in the US, providing an additional revenue opportunity.

Our judicious execution in 2025 represents significant milestones and opportunities for the company’s long-term value generation.

Aligning components of a vertical integration strategy

The leadership team at Abundia is comprised of a diverse team that bring proven abilities in management, finance, project development and operations. The combined depth and knowledge of this team and their ability to develop, build, execute, and scale commercial projects is a core competency and quite frankly, a competitive advantage driving our vertical integration strategy.

Our leadership’s strategic approach to securing technology partners that were essentially plug and play contributors due to their validated and proven product, combined with an upgrading strategy to produce high quality and high value renewable fuels and chemicals has been executed with a similar approach to solidifying our infrastructure of partners. When I reference infrastructure, this extends beyond the current innovation hub development at Cedar Port. Abundia’s infrastructure includes deploying a full scale of operations, and is the component that is under our control, to accelerate our time to market with commercial grade low carbon fuels. To this end, we have employed our network of market readiness partners with a robust history of delivering, strengthening and ensuring successful project outcomes. We are focused on execution and have appointed reliable, at scale, partners for each segment of the project. This began with our Phase 1 construction of the innovation center at Cedar Port by securing Corvus Construction as a general contractor and the appointment of Nexus PMG as its lead engineering and project advisor to oversee the technical, engineering and design aspects of the projects.

2026 Plan

2025 was the transformational year for Abundia, and with the acquisition of Cedar Port completed as the critical infrastructure to build the Abundia Innovation Center, along with our market integration partners, we have entered 2026 on a firm foundation. Our strategy in 2026 is driven by our achievements to date, operational excellence derived from management to our strategic partners who remain committed to disciplined actions that position the company for long-term growth.

Project and Operational Roadmap:

Q1 2026 Strategic Catalyst: Finalization of the RPD Acquisition, an R&D company offering a combination of intelligence and hard technology assets that will augment Abundia’s operations to deliver rigorous analysis and trials for refining, petrochemical, gasification and renewable energy technologies. Merging RPD into Abundia’s operations provides a force multiplier to accelerate our commercial readiness plan, sustainable growth and future expansion opportunities.

2Q 2026 Infrastructure Milestone: Targeted completion of Phase 1 at the Cedar Port Innovation Center, establishing our operational headquarters, technology hub, and an R&D facility. This will essentially serve as Abundia’s “command center” for end-to-end deployment of processes towards commercialization of our final renewable products.

Disciplined Capital Allocation: With the support of our long-term strategic investors and their confidence in our products, technology, and management team, we’ve made meaningful progress toward positioning Abundia’s vertically integrated infrastructure prior to entering the capital markets. Importantly, capital investments from our lead investors during the early stages of our site project reinforces our business transformation and the strategy that we’ve assembled to deliver long-term value and anticipated growth of this invested capital. We will continue to make efficient use of our balance sheet and optimize capital expenditures through our vertical integration structure.

These strategic priorities, combined with our strengthened balance sheet, have positioned Abundia for completion of Phase 1, the Renewable Energy Complex development, on an accelerated timeline by 2Q 2026. Furthermore, based on our current targets and assumptions, the Phase 2 Waste Plastic to Renewable Fuels and Chemicals Plant, is expected to be completed in 2029. Upon completion, we expect the production and commercialization of high yield, high quality renewable fuel and chemical products to generate revenue in the same year. The sale of Sustainable Aviation Fuel is subject to completion of the accreditation and certification process.

Transparency and communications to the market relative to our 2025 execution is a priority for our management team, and we are committed to continued – and perhaps even increased - transparency to our shareholders regarding 2026 milestones and achievements. We believe the Abundia ecosystem as established in 2025 provides the structural drivers that set a trajectory to seeing the results unfold in 2026 and maintains progression towards commercialization by 2029. With a focused strategy, differentiated technology, and a lean operating model, we are committed to maximizing Abundia’s long-term value for our shareholders.

On behalf of the Abundia team, I’d like to once again express our deepest appreciation to our shareholders and other stakeholders for your continued confidence and support. We look forward to providing the market with regular updates on our progress in the year ahead.

About Abundia Global Impact Group, Inc.

Abundia Global Impact Group, Inc. (NYSE American: AGIG), formerly Houston American Energy Corp., is a low-carbon energy company focused on converting waste into value. Headquartered in Houston, Texas, we are developing commercial-scale facilities that transform waste plastics and biomass into drop-in fuels and low-carbon chemical feedstocks. Our flagship project at Cedar Port positions Abundia at the center of the Gulf Coast’s energy and chemical infrastructure, with access to feedstock supply chains, upgrading partners, and end markets.

For more information, please visit www.abundiaimpact.com.

Forward-Looking Statements

This press release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information generally is accompanied by words such as “believe,” “may,” “will,” “could,” “intend,” “expect,” “plan,” “predict,” “potential” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this press release includes, but is not limited to, statements about the Company’s ability to comply with the terms and conditions as set forth in the License Agreement and the Company’s ability to successfully produce renewable fuels and chemicals. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors, including, but not limited to: (i) risks and uncertainties impacting the Company’s business including, risks related to its current liquidity position and the need to obtain additional financing to support ongoing operations, the Company’s ability to continue as a going concern, the Company’s ability to maintain the listing of its common stock on NYSE American, the Company’s ability to predict its rate of growth, and (ii) other risks as set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are beyond the control of the Company.

With respect to the forward-looking information contained in this news release, the Company has made numerous assumptions. While the Company considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing the Company’s business is disclosed in our Annual Report on Form 10-K and other filings with the SEC on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and the Company disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

Investors:

CORE IR

IR@abundiaglobalimpactgroup.com